Exhibit 99.1

Palmer Square Capital BDC Inc. Announces Third Quarter 2024 Financial Results

Declares Fourth Quarter 2024 Base Dividend of $0.42 Per Share with Supplemental Dividend

Expected to be Announced in December

MISSION WOODS, Kansas, November 5, 2024 — Palmer Square Capital BDC Inc. (NYSE: PSBD) (“PSBD” or the “Company”), an externally managed business development company, today announced its financial results for the third quarter ended September 30, 2024.

Financial and Operating Highlights

•
Total investment income of $37.3 million for the third quarter of 2024, compared to $28.8 million for the prior year period
•
Net investment income of $15.7 million or $0.48 per share for the third quarter of 2024, as compared to $14.8 million or $0.57 per share for the comparable period last year
•
Net asset value of $16.61 per share as of September 30, 2024, compared to $16.85 per share as of June 30, 2024
•
Total net realized and unrealized losses of $8.2 million for the third quarter of 2024, compared to gains of $19.0 million in the third quarter of 2023
•
As of September 30, 2024, total assets were $1.4 billion and total net assets were $541.9 million
•
Debt-to-equity as of September 30, 2024 was 1.52x, compared to 1.49x as of June 30, 2024
•
Paid cash distributions to stockholders totaling $0.47 per share for the third quarter of 2024
•
Declared a fourth quarter regular base dividend distribution of $0.42 per share payable on January 13, 2025 to shareholders of record as of December 27, 2024. In accordance with our dividend policy, we expect to announce a supplemental dividend in December
•
In the third quarter, we had only $205 thousand of PIK income, or 0.5% of total investment income

“Palmer Square Capital BDC delivered strong third quarter earnings results as we continue to execute our differentiated, opportunistic strategy that allows us to invest across the syndicated, structured and direct lending credit markets to seek out the best relative returns on behalf of our investors,” said Christopher D. Long, Chairman and Chief Executive Officer of PSBD. “During the quarter, we invested in a wide range of high quality borrowers across the primary and secondary markets. As we look ahead, we believe our more liquid investment approach relative to other BDC peers puts us in a position of strength as we can not only capitalize on new deal activity, but also trade the portfolio to take advantage of spread movements. We believe PSBD’s ability to act quickly across liquid and private markets will continue to drive shareholder value."

$ in thousands, except per share data	For the Quarter Ended
	9/30/24	6/30/24	9/30/23
Financial Highlights
Net Investment Income Per Share[1]	$0.48	$0.48	$0.57
Net Investment Income	$15,729	$15,758	$14,804
NAV Per Share	$16.61	$16.85	$16.76
Dividends Earned Per Share[2]	$0.47	$0.47	$0.56

	9/30/24	6/30/24	9/30/23
Portfolio Highlights
Total Fair Value of Investments	$1,389,801	$1,431,577	$1,104,713
Number of Industries	39	39	40
Number of Portfolio Companies	212	209	184
Portfolio Yield[3]	10.48%	9.82%	11.47%
Senior Secured Loan[4]	96%	96%	97%
Investments on Non-Accrual[5]	0.26%	0%	0%
Total Return[6]	1.43%	1.00%	7.97%
Debt-to-Equity	1.52x	1.49x	1.42x
1.
Net investment income for the period divided by the weighted average share count for the period.
2.
Dividend amount reflects dividend earned in period.
3.
Weighted average total yield of debt and income producing securities at fair value.
4.
As a percentage of long-term investments, at fair value.
5.
As a percentage of total investments, at fair value.
6.
Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (if any), divided by the beginning NAV per share. Total return is not annualized. Assumes reinvestment of distributions.

Portfolio and Investment Activity

As of September 30, 2024, we had 258 investments in 212 portfolio companies with an aggregate fair value of approximately $1.3 billion. Based on a total fair value of $1.4 billion, including short term investments, the portfolio consisted of 87.1% first lien senior secured debt investments, 6.2% second lien senior secured debt investments, 3.2% short-term investments, 3.1% collateralized loan obligation structured credit funds (“CLOs”) mezzanine and equity investments, 0.3% corporate bond investments, and 0.1% equity investments.

As of September 30, 2024, 99% of the long-term investments based on fair value in our portfolio were at floating rates. At the end of the third quarter, 99.74% of the portfolio at fair value was income producing. There were two loans on non-accrual status. As of September 30, 2024, the weighted average total yield to maturity of debt and income producing securities at fair value was 10.48%, and weighted average total yield to maturity of debt and income producing securities at amortized cost was 9.41%. For the third quarter of 2024, the principal amount of new investments funded was $66.2 million which included 21 investments at an average value of approximately 2.7 million. For this period, the Company had $82.8 million aggregate principal amount in sales and repayments.

Liquidity and Capital Resources

As of September 30, 2024, the Company had $1.8 million in cash and cash equivalents and approximately $824.4 million in total aggregate principal amount of debt outstanding. Subject to borrowing base and other restrictions, the Company had available liquidity, consisting of cash and undrawn capacity on credit facilities of approximately $181.1 million compared to $19.6 million of undrawn investment commitments as of September 30, 2024.

Recent Developments

On November 5, 2024, PSBD’s Board of Directors announced that it had declared a fourth quarter regular base dividend distribution of $0.42 per share payable on January 13, 2025, to shareholders of record as of December 27, 2024. We expect to announce an additional quarterly supplemental dividend distribution for the fourth quarter of 2024 in December.

Earnings Conference Call

The Company will host a conference call on Tuesday, November 5, 2024 at 1:00 pm ET to review its financial performance and conduct a question-and-answer session. To participate in the earnings call, participants should register online at the Palmer Square Investor

Relations website. To avoid potential delays, please join at least 10 minutes prior to the start of the call. The conference call can be accessed through the following links:

•
United States: +1 (888) 596-4144
•
International: +1 (646) 968-2525
•
Event Plus Entry Passcode: 1803382#
•
Live Audio Webcast

A replay of the live conference call will be available shortly after the conclusion of the event and accessible on the events and presentations section of the Palmer Square Investor Relations website.

About Palmer Square Capital BDC Inc.

Palmer Square Capital BDC Inc. (NYSE: PSBD) is an externally managed, non-diversified closed-end management investment company that primarily lends to and invests in corporate debt loans, including but not limited to large private U.S. companies in the broadly syndicated loan market, as well as the direct large cap private credit market. PSBD has elected to be regulated as a business development company under the Investment Company Act of 1940. PSBD’s investment objective is to maximize total return, comprised of current income and capital appreciation. PSBD’s current investment focus is guided by two strategies that facilitate its investment opportunities and core competencies: (1) investing in corporate debt loans and, to a lesser extent, (2) investing in other debt securities which may include collateralized loan obligation debt and equity. PSBD’s investment activities are managed by its investment adviser, Palmer Square BDC Advisor LLC, an affiliate of Palmer Square Capital Management LLC.

Forward-Looking Statements

Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. The forward-looking statements may include statements as to our future base and supplemental dividend distributions and the prospects of our portfolio companies. These and other forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in PSBD’s filings with the SEC. PSBD undertakes no duty to update any forward-looking statement made herein unless required by law. All forward-looking statements speak only as of the date of this press release. Although PSBD undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that PSBD may make directly to you or through reports that in the future may be filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investors

Andy Wedderburn-Maxwell

Palmer Square Capital BDC Inc.

+1 (913)-386-9006

Investors@palmersquarebdc.com

Media

Josh Clarkson

Prosek Partners

PSBD@prosek.com

Financial Highlights

	For the Nine Months Ended
	September 30,
	2024	2023
Per Common Share Operating Performance
Net Asset Value, Beginning of Period	$17.04	$14.96

Results of Operations:
Net Investment Income(1)	1.48	1.68
Net Realized and Unrealized Gain (Loss) on Investments(4)	(0.48)	1.74
Net Increase (Decrease) in Net Assets Resulting from Operations	1.00	3.42

Distributions to Common Stockholders
Distributions from Net Investment Income	(1.43)	(1.62)
Net Decrease in Net Assets Resulting from Distributions	(1.43)	(1.62)

Net Asset Value, End of Period	$16.61	$16.76

Shares Outstanding, End of Period	32,623,502	26,665,813

Ratio/Supplemental Data
Net assets, end of period	$541,937,155	$446,859,594
Weighted-average shares outstanding	32,260,537	25,359,324
Total Return(3)	6.23%	23.20%
Portfolio turnover	23%	19%
Ratio of operating expenses to average net assets without waiver(2)	14.72%	13.18%
Ratio of operating expenses to average net assets with waiver(2)	14.70%	12.93%
Ratio of net investment income (loss) to average net assets without waiver(2)	11.54%	13.59%
Ratio of net investment income (loss) to average net assets with waiver(2)	11.55%	13.84%

(1)
The per common share data was derived by using weighted average shares outstanding.
(2)
The ratios reflect an annualized amount.
(3)
Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (if any), divided by the beginning NAV per share. Total return is not annualized. Assumes reinvestment of distributions.
(4)
Realized and unrealized gains and losses per share in this caption are balancing amounts necessary to reconcile the change in net asset value per share for the period, and may not reconcile with the aggregate gains and losses in the Consolidated Statements of Operations due to share transactions during the period.

Palmer Square Capital BDC Inc.

Consolidated Statement of Assets and Liabilities

	September 30, 2024 (Unaudited)	December 31, 2023
Assets:
Non-controlled, non-affiliated investments, at fair value (amortized cost of $1,433,876,560 and $1,159,135,422, respectively)	$1,389,801,144	$1,108,810,753
Cash and cash equivalents	1,785,799	2,117,109
Receivables:
Receivable for sales of investments	8,647,655	97,141
Receivable for paydowns of investments	840,486	344,509
Due from investment adviser	108,225	1,718,960
Dividend receivable	158,001	301,637
Interest receivable	12,071,303	8,394,509
Prepaid expenses and other assets	139,514	30,100
Total Assets	$1,413,552,127	$1,121,814,718

Liabilities:
Credit facilities (net of deferred financing costs of $5,775,000 and $3,211,510, respectively) (Note 6)	$518,483,459	$641,828,805
Notes (net of deferred financing costs of $1,783,958) (Note 6)	305,928,313	—
Payables:
Payable for investments purchased	26,123,384	14,710,524
Distributions payable	15,333,270	—
Management fee payable	2,424,412	2,252,075
Incentive fee payable	2,229,576	—
Accrued other general and administrative expenses	1,092,558	1,067,921
Total Liabilities	$871,614,972	$659,859,325

Commitments and contingencies (Note 9)

Net Assets:
Common Shares, $0.001 par value; 450,000,000 shares authorized; 32,623,502 and 27,102,794 as of September 30, 2024 and December 31, 2023, respectively issued and outstanding	$32,624	$27,103
Additional paid-in capital	611,482,028	520,663,106
Total distributable earnings (accumulated deficit)	(69,577,497)	(58,734,816)
Total Net Assets	$541,937,155	$461,955,393
Total Liabilities and Net Assets	$1,413,552,127	$1,121,814,718
Net Asset Value Per Common Share	$16.61	$17.04

The accompanying notes are an integral part of these consolidated financial statements.

(Note 6)

 Security or portion thereof held within Palmer Square BDC Funding I, LLC (“PS BDC Funding”) and is pledged as collateral supporting the amounts outstanding under a revolving credit facility with Bank of America, N.A. (“BofA N.A.”) (see Note 6 to the consolidated financial statements).

(Note 9)

As of September 30, 2024 and December 31, 2023, the Company had an aggregate of $19.6 million and $20.1 million, respectively, of unfunded commitments to provide debt financing to its portfolio companies. As of each of September 30, 2024 and December 31, 2023, there were no capital calls or draw requests made by the portfolio companies to fund these commitments. Such commitments are generally up to the Company’s discretion to approve or are subject to the satisfaction of certain financial and nonfinancial covenants and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the Company’s consolidated statements of assets and liabilities and are not reflected in the Company’s consolidated statements of assets and liabilities.

Palmer Square Capital BDC Inc.

Consolidated Statement of Operations

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Income:
Investment income from non-controlled, non-affiliated investments:
Interest income	$35,775,337	$27,323,754	$104,261,540	$78,943,113
Dividend income	599,667	1,297,090	2,659,394	3,115,974
Payment-in-kind interest income	204,826	—	439,129	—
Other income	726,171	152,846	1,280,377	341,968
Total investment income from non-controlled, non-affiliated investments	37,306,001	28,773,690	108,640,440	82,401,055
Total Investment Income	37,306,001	28,773,690	108,640,440	82,401,055

Expenses:
Incentive fees	2,229,576	—	6,404,282	—
Interest expense	15,670,636	11,500,504	43,846,496	32,697,517
Management fees	2,424,412	2,197,758	7,290,730	6,155,999
Professional fees	318,504	143,560	954,527	562,835
Directors fees	37,705	18,904	112,295	56,096
Other general and administrative expenses	896,437	383,771	2,277,810	1,101,395
Total Expenses	21,577,270	14,244,497	60,886,140	40,573,842
Less: Management fee waiver (Note 3)	—	(274,720)	(50,511)	(769,500)
Net expenses	21,577,270	13,969,777	60,835,629	39,804,342
Net Investment Income (Loss)	15,728,731	14,803,913	47,804,811	42,596,713

Realized and unrealized gains (losses) on investments and foreign currency transactions
Net realized gains (losses):
Non-controlled, non-affiliated investments	(7,119,299)	(2,103,618)	(18,267,554)	(2,423,632)
Total net realized gains (losses)	(7,119,299)	(2,103,618)	(18,267,554)	(2,423,632)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(1,054,247)	21,152,793	6,210,881	45,708,992
Total net change in unrealized gains (losses)	(1,054,247)	21,152,793	6,210,881	45,708,992
Total realized and unrealized gains (losses)	(8,173,546)	19,049,175	(12,056,673)	43,285,360

Net Increase (Decrease) in Net Assets Resulting from Operations	$7,555,185	$33,853,088	$35,748,138	$85,882,073

Per Common Share Data:
Basic and diluted net investment income per common share	$0.48	$0.57	$1.48	$1.68
Basic and diluted net increase (decrease) in net assets resulting from operations	$0.23	$1.30	$1.11	$3.39
Weighted Average Common Shares Outstanding - Basic and Diluted	32,613,897	26,016,761	32,260,537	25,359,324

The accompanying notes are an integral part of these consolidated financial statements.

(Note 3)

Prior to the IPO, the base management fee was 2.00% of the average value of the weighted average (based on the number of shares outstanding each day in the quarter) of the Company’s total net assets at the end of the two most recently completed calendar quarters. The Investment Advisor, however, during any period prior to the IPO, agreed to waive its right to receive management fees in excess of an annual rate of 1.75% of the average value of the weighted average total net assets at the end of each of our two most recently completed calendar quarters. The Investment Advisor will not be permitted to recoup any base management fees waived for any period of time prior to the IPO.

Palmer Square Capital BDC Inc.

Portfolio and Investment Activity

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
New investments:
Gross investments	$66,239,961	$78,271,670	$602,024,188	$188,402,217
Less: sold investments	(82,822,220)	(58,480,713)	(292,405,569)	(194,434,792)
Total new investments	(16,582,259)	19,790,957	309,618,619	(6,032,575)

Principal amount of investments funded:
First-lien senior secured debt investments	$62,171,592	$74,412,920	$526,804,513	$184,543,467
Second-lien senior secured debt investments	4,068,369	3,858,750	46,292,869	3,858,750
Convertible bonds	—	—	4,095,000	—
Collateralized securities and structured products - debt	—	—	23,573,612	—
Common stock	—	—	1,258,194
Total principal amount of investments funded	66,239,961	78,271,670	602,024,188	188,402,217

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$75,231,088	$57,657,965	$253,203,637	$184,842,717
Second-lien senior secured debt investments	1,200,000	13,549	19,654,359	5,013,549
Corporate Bonds	4,020,000	—	4,020,000	—
CLO Equity	1,121,132	809,199	9,027,573	1,699,051
Collateralized securities and structured products - debt	1,250,000	—	6,500,000	2,879,475
Total principal amount of investments sold or repaid	82,822,220	58,480,713	292,405,569	194,434,792

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Number of new investment commitments	21	20	78	45
Average new investment commitment amount	$2,717,288	$2,889,085	$4,157,481	$3,517,770
Weighted average maturity for new investment commitments	5.29 years	5.61 years	5.6 years	4.91 years
Percentage of new debt investment commitments at floating rates	100.00%	100.00%	100.00%	100.00%
Percentage of new debt investment commitments at fixed rates	0.00%	0.00%	0.00%	0.00%
Weighted average interest rate of new investment commitments(1)	9.07%	10.00%	9.58%	10.24%
Weighted average spread over reference rate of new floating rate investment commitments(2)	4.17%	4.57%	4.63%	4.82%
Weighted average interest rate on long-term investments sold or paid down	9.50%	10.15%	10.22%	9.49%

(1)
New CLO equity investments do not have an ascribed interest rate and are therefore excluded from the calculation.
(2)
Variable rate loans bear interest at a rate that may be determined by reference to either a) LIBOR (which can include one-, two-, three- or six-month LIBOR) or b) the CME Term Secured Overnight Financing Rate (“SOFR” or “S”) (which can include one-, three-, or six-month SOFR), which resets periodically based on the terms of the loan agreement. At the borrower’s option, loans may instead reference an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate), which also resets periodically based on the terms of the loan agreements. Loans that reference SOFR may include a Credit Spread Adjustment (“CSA”), where the CSA is a defined additional spread amount based on the tenor of SOFR the borrower selects (making the reference rate S+CSA).